Exhibit 23(b)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 18, 2010, relating to the consolidated financial statements of Huntington Bancshares Incorporated and subsidiaries and the effectiveness of Huntington Bancshares Incorporated and subsidiaries’ internal control over financial reporting, appearing in the Annual Report on Form 10-K of Huntington Bancshares Incorporated for the year ended December 31, 2009.
/s/ Deloitte & Touche LLP
Columbus, Ohio
August 13, 2010